Exhibit 1.1

STRUCTURED OBLIGATIONS CORPORATION

[                ]

Trust Certificates, Series 200[        ]-[        ]

Underwriting Agreement

[        ], 200[    ]

[Name of Underwriter]
[                                      ]
[                                      ]

Ladies and Gentlemen:

                 1.    Introduction. Structured Obligations Corporation, a Delaware corporation (the “Depositor”), proposes to sell to you (also referred to herein as the “Underwriter”) [ ] Trust Certificates, Series 200[ ]-[ ] (the “Certificates”) issued by the Series 200[ ]-[ ] Trust, a [Delaware business][common law] trust (the “Trust”). The Certificates will be issued pursuant to the Base Corporate Trust Agreement dated as of [ ], 200[ ] between the Depositor, as depositor, and [            ], as trustee (the “Trustee”), as supplemented by the Supplement Series 200[ ]-[ ], dated as of [ ], 200[ ], relating to the Certificates, each as accepted by the Trustee (collectively, the “Corporate Trust Agreement”). The property of the Trust will consist, initially, of the Term Assets. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Corporate Trust Agreement.

                 2.    Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, you that:

                 (a)    The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-_____) under the Act on such Form relating to $[ ] million of trust certificates, including the Certificates, including a related preliminary prospectus and form of prospectus supplement, and such registration statement, as amended as of the Effective Time (as defined herein) has become effective under the Act. The Depositor may have filed one or more amendments thereto prior to the Effective Time, including the related preliminary prospectus, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission either (i) a final prospectus in accordance with Rules 430A and 424(b)(1) or 424(b)(4) under the Act or (ii) a final prospectus in accordance with Rules 415 and 424(b)(2) or 424(b)(5) under the Act. As filed, such final prospectus shall include any Rule 430A Information (as defined herein) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined herein) that has previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement (as defined herein) contains the undertaking specified by Item 512(a) of Regulation S-K, the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                 For purposes of this Agreement, “Effective Time” means the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the “Registration Statement,” and the form of prospectus relating to the Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act or, if no filing pursuant to Rule 424(b) is required, as included in the Registration Statement at the Effective Date, is hereinafter referred to as the “Prospectus.” “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” shall mean the preliminary prospectus referred to in the preceding paragraph (including any preliminary prospectus used in connection with the offering and sale of the Certificates prior to the Execution Time) and the preliminary prospectus, if any, included in the Registration Statement which at the Effective Date omits any Rule 430A Information. “Rule 430A Information” means any information with respect to the Certificates and the offering of the Certificates permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. “Rule 415,” “Rule 424,” “Rule 430A” and “Regulation S-K” refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) by or on behalf of the Depositor on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document by or on behalf of the Depositor under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, and prior to the completion of the distribution of the Certificates, deemed to be incorporated therein by reference.

                 (b)    The Registration Statement, at the Effective Date, any Preliminary Prospectus, at the time it was delivered to the Underwriter for its use in marketing the Certificates (whether or not filed with the Commission under Rule 424(b)), and the Prospectus, when first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), complied and will comply, as the case may be, in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”); at the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, at the time it was delivered to the Underwriter for its use in marketing the Securities (whether or not filed with the Commission under Rule 424(b)), any Preliminary

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Prospectus did not, and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by you specifically for use in connection with preparation of the Registration Statement, any Preliminary Prospectus or the Prospectus.

                 (c)    The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by you specifically for use in connection with preparation of the Prospectus.

                 (d)    As of the Closing Date, the Depositor’s representations and warranties in the Corporate Trust Agreement will be true and correct.

                 (e)   This Agreement has been duly authorized, executed and delivered by the Depositor.

                 [(f)    Prior to the assignment and delivery of the Term Assets to the Trust, the Term Assets were legally and beneficially owned by the Depositor, free and clear of all liens, mortgages, security interests, pledges, adverse claims, charges or other encumbrances, and had not been sold, transferred, assigned, pledged or otherwise conveyed by the Depositor to any person; the assignment and delivery of the Term Assets to the Trust as of the Closing Date will convey to the Trust good and valid title to the Term Assets and vest in the Trust exclusive ownership of, and all right, title and interest, both legal and equitable, of, the Depositor in and to the Term Assets, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except as permitted by the Corporate Trust Agreement; and the assignment and delivery of the Term Assets by the Depositor to the Trust constitute a sale of the Term Assets from the Depositor to the Trust and it is the intention of the Depositor that the beneficial interest in and title to the Term Assets not be part of the estate of any person (other than the Trust) in the event of any proceeding in respect of such person under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law (and in the event that, for any reason, such assignment and delivery does not constitute such a sale, then the Trust

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shall have been granted a valid and perfected security interest in the Term Assets, which security interest shall be a first priority security interest to the maximum extent permitted by law).]

                 [(g)    At the time of the execution and delivery of the Corporate Trust Agreement, the Depositor will have the power and authority to assign and transfer the Term Assets to the Trust and to sell and deliver the Certificates to you and, upon execution and delivery to the Trustee of the Corporate Trust Agreement and delivery to you of the Certificates, the Term Assets constituting a portion of the Trust will have been duly and validly assigned to the Trust in accordance with the terms of the Corporate Trust Agreement.]

                 (h)    At the Closing Date, any assets included in the Trust, including the Term Assets, will meet the criteria for selection, and otherwise conform to the descriptions thereof, contained in the Prospectus.

                 [(i)    The Term Assets deposited into the Trust were purchased by the Depositor or an affiliate thereof solely in secondary market transactions and not, either directly or indirectly, as part of a primary distribution of securities on behalf of the issuer thereof.]

                 (j)    The Depositor is not in violation of its corporate charter or by-laws or in default under any agreement, indenture or other instrument; the execution, delivery and performance of this Agreement and the Corporate Trust Agreement and the consummation of the transactions contemplated herein and therein will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Depositor, pursuant to the terms of, or constitute a default under, any agreement, indenture or other instrument, or result in a violation of the corporate charter or by-laws of the Depositor or any order, rule or regulation of any court or governmental agency having jurisdiction over the Depositor or its properties; and, except as required by the Act and the Exchange Act, which approvals have been or, as of the Closing Date, will be, obtained, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Corporate Trust Agreement and the consummation of the transactions contemplated herein and therein, including the offer and sale of the Certificates.

                 [(k)    Except as described in the Registration Statement and the Prospectus, there has not been any material adverse change or any adverse development that materially affects the business, properties, condition (financial or otherwise), results of operations or prospects of the Depositor or the Trust from the dates as of which information is given in the Registration Statement and the Prospectus;]

                 (l)    The Corporate Trust Agreement has been duly and validly authorized, and, as of the Closing Date, will be duly and validly executed and delivered by the Depositor and will be a valid and legally binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by general principles of equity; and, on the Closing Date, (i) the Certificates will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Trust entitled to the

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benefits of the Corporate Trust Agreement and (ii) the Certificates and the Corporate Trust Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                 (m)    The Depositor has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties.

                 [(n)    Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Depositor, threatened against the Depositor that might result in any material adverse change in the condition (financial or otherwise), results of operation, business or prospects of the Depositor, that could have a material adverse effect on the transactions contemplated by this Agreement or that is required to be disclosed in the Registration Statement or the Prospectus.]

                 (o)    There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations and that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations, or that are required to be summarized in the Prospectus that are not so summarized; provided, however, that the Depositor makes no representation or warranty with respect to any contract or document, except this Agreement, to which you are a party.

                 [(p)    Neither the Depositor nor the Trust is an “investment company” as such term is defined in the Investment Company Act of 1940, or under the control of an investment company.]

                 (q)    At the Closing Date, the Certificates will have been rated by a nationally recognized statistical rating organization (as such term is used in Rule 15c3-1 under the Exchange Act) in the rating categories described in the Prospectus relating to the Certificates.

                 3.    Purchase, Sale and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the Certificates at [ ]% of the Certificate Principal Balance thereof. Delivery of and payment for the Certificates shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on or about [                ], 200[ ], or such other date as the parties may agree (the “Closing Date”). The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). Delivery of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor through the facilities of DTC.

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                 4.    Offering by the Underwriter. It is understood that you propose to offer the Certificates for sale to the public (which may include selected dealers) at the initial public offering price set forth in the Prospectus as soon after the effectiveness of this Agreement as in its judgment is advisable.

                 5.    Covenants of the Depositor. The Depositor covenants and agrees with you that:

                 (a)    The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective; prior to the termination of the offering of the Certificates, the Depositor will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; and, subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to you of such timely filing.

                 (b)    The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information; the Depositor will advise you promptly of receipt by it of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; the Depositor will also advise you promptly of the effectiveness of the Registration Statement, of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose; and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                 (c)    If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second clause of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance (it being understood that any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder).

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                 (d)    As soon as practicable, but not later than sixteen months after the date of formation of the Trust, the Depositor will cause the Trust to make generally available to Certificateholders an earning statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement if such is required to satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (e)    The Depositor will furnish to you copies of the Registration Statement (one of which will include all exhibits), any Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

                 (f)    The Depositor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Certificates.

                 (g)    For a period from the date of this Agreement until the retirement of the Certificates, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Depositor will deliver to you the annual statements of compliance and the annual independent certified public accountants’ reports, if any, furnished to the Trustee pursuant to the Corporate Trust Agreement, as soon as such statements and reports are furnished to the Trustee.

                 (h)    So long as any of the Certificates is outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year, all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act, the Rules and Regulations thereunder or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

                 (i)    On or before the Closing Date, the Depositor shall, to the extent necessary, cause its records to be marked to show the Trust’s absolute ownership of the Term Assets, and from and after the Closing Date the Depositor shall not take any action inconsistent with the Trust’s ownership of such Term Assets, other than as permitted by the Corporate Trust Agreement.

                 (j)    To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

                 (k)    The Depositor shall file promptly with the Commission, during such period following the date of this Agreement in which a prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or the Prospectus that may, in your judgment or the judgment of the Depositor, be required by the Act or requested by the Commission and approved by you.

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                 [(l)    The Depositor shall not, from the date hereof and continuing to and including the termination of trading restrictions for the Certificates, as notified to the Depositor by the Underwriter, offer, sell, contract to sell or otherwise dispose of any securities (other than the Certificates) without the prior written consent of the Underwriter.]

                 6.    Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment or supplement thereto (including exhibits), (ii) the preparation, printing and distribution of this Agreement, the Corporate Trust Agreement and all other operative documents relating to the offering of the Certificates, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to you of copies of any blue sky survey prepared in connection with the Certificates, (vi) any fees charged by rating agencies for the rating of the Certificates, (vii) any filing fees incident to, including the fees and disbursements of counsel in connection with, any required review by the National Associate of Securities Dealers, Inc. of the terms of the sale of the Certificates, and (viii) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Sections 7(e) and (f) hereof.

                 7.    Conditions of the Obligations of the Underwriter. Your obligation to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

                 (a)    The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law and any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with.

                 [(b)    The [insert applicable national securities exchange or Nasdaq] shall have indicated in writing that the Certificates have been approved for listing effective upon notice of issuance.]

                 (c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Depositor which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates; (ii) any suspension or limitation of trading in securities generally on any national

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securities exchange or The Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange or The Nasdaq Stock Market; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                 (d)    You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor and the Trust, addressed to you, dated the Closing Date, with respect to the incorporation of the Depositor, the validity of the Certificates, the Registration Statement and the Prospectus and other related matters as you may require, and substantially in the form of drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

                 (e)    You shall have received an opinion, addressed to you and dated the Closing Date, of Orrick, Herrington & Sutcliffe LLP, in its capacity as special tax counsel to the Depositor and the Trust confirming the opinions set forth in the Prospectus under the headings “Certain Federal Income Tax Consequences.”

                 (f)    You shall have received from [        ], counsel to the Underwriter, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the validity of the Certificates and such other related matters as you shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (g)    You shall have received certificates dated the Closing Date of such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Closing Date, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Depositor contained in this Agreement and the Corporate Trust Agreement are true and correct, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business, properties, condition (financial or otherwise), results of operations or prospects of the Depositor or Trust has occurred, whether or not arising in the ordinary course of business.

                 (h)    As of the Closing Date, (i) you shall have received evidence reasonably satisfactory to you that the Certificates have been rated “[ ]" by [Moody’s Investors Service, Inc]. and “[ ]” by [Standard & Poor’s Ratings Group] [or other nationally recognized rating agency] and (ii) there shall not have been any public announcement that any such organization has under surveillance or review its rating of either the Certificates or rating of the Term Assets, in either case with a negative outlook.

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                 (i)    In your judgment, the subject matter of any amendment or supplement to the Registration Statement or the Prospectus filed or issued by or on behalf of the Depositor after the Execution Time shall not have materially impaired your ability to proceed with completion of the sale of and payment for the Certificates.

                 (j)    You shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Corporate Trust Agreement by the Trustee and the due authentication and delivery of the Certificates by the Trustee thereunder.

                 (k)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Certificates, the Corporate Trust Agreement, any other operative documents relating to the Certificates and the form of the Registration Statement, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to [       ], as your counsel.

                 (l)    You shall have received from counsel to the Trustee an opinion, addressed to you and dated as of the Closing Date, with respect to such matters as you may require and otherwise in form and substance satisfactory to you and your counsel.

                 8.    [Indemnification and Contribution.] [(a) The Depositor agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon [any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any amendment thereof or supplement thereto or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriter expressly for use therein.][Written information relating to the Underwriter furnished to the Depositor by or on behalf of the Underwriter expressly for inclusion in the documents referred to in the foregoing indemnity]. This indemnity agreement will be in addition to any liability that the Depositor may otherwise have.]

                 [(b)    You agree to indemnify and hold harmless the Depositor, each of the directors of the Depositor, each of the officers of the Depositor who shall have signed the Registration Statement, and each other person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Depositor to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Depositor by or on behalf of the Underwriter expressly for inclusion

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in the documents referred to in the foregoing indemnity. The indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.]

                 [(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under paragraph 6(a) or (b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by paragraph 6(a) or (b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect to which indemnification or contribution may be sought thereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of any indemnified party.]

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                 [(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Depositor and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Depositor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Depositor and by the Underwriter from the offering of the Certificates; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Depositor and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and the Underwriter. The benefits received by the Depositor shall be deemed to be equal to [the total net proceeds from the offering (before deducting expenses)][describe other], and the benefits received by the Underwriter shall be deemed to be equal to [the total underwriting discounts and commissions]. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Depositor or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement. [The Depositor and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.] Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Depositor within the meaning of either the Act or the Exchange Act, each officer of the Depositor who shall have signed the Registration Statement and each director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the applicable terms and conditions of this paragraph (d).]

                 9.    No Bankruptcy Petition. The Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor or any Trust which issued the Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

                 10.    Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or any of its officers and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter or of the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not

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consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 and the respective obligations of the Depositor and the Underwriter pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriter is not consummated (other than due to a default by the Underwriter), the Depositor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

                 11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at [         ]; and if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Structured Obligations Corporation, 270 Park Avenue, New York, NY 10017, Attention: [ ]. Any such notice will take effect at the time of receipt.

                 12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

                 13.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                 14.   Applicable Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

Very truly yours, STRUCTURED OBLIGATIONS CORPORATION

By: Authorized Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above. [ ]

By: Authorized Signatory